Exhibit 99.1

Youngevity International, Inc. Announces Timing of Regular Monthly Dividend for October 2019 for Series “D” Cumulative Redeemable Perpetual Preferred Stock

SAN DIEGO, Calif. ---October 18, 2019 - Youngevity International, Inc. (NASDAQ: YGYI), a leading multi-channel lifestyle company, today announced the timing for the payment of its declared regular monthly dividend of $0.203125 per share of its 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock (NASDAQ:YGYIP) for October 2019. The dividend will be payable on November 15, 2019 to holders of record as of October 31, 2019. The dividend will be paid in cash.

About Youngevity International, Inc.

Youngevity International, Inc. ( NASDAQ : YGYI ), is a multi-channel lifestyle company operating in 3 distinct business segments including a commercial coffee enterprise, a commercial hemp enterprise, and a multi-vertical omni direct selling enterprise. The Company features a multi country selling network and has assembled a virtual Main Street of products and services under one corporate entity, YGYI offers products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services. For investor information, please visit YGYI.com. Be sure to like us on Facebook and follow us on Twitter

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts:

Youngevity International, Inc.

Dave Briskie
President and Chief Financial Officer
1 800 982 3189 X6500

Investor Relations
YGYI Investor Relations
800.504.8650
investors@ygyi.com